Exhibit 10.22.3

             CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN
           PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN
               FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                   MARKETING AND TECHNICAL SERVICES AGREEMENT

            This MARKETING AND TECHNICAL SERVICES AGREEMENT (this "Agreement"), made and entered into this 26th day of October, 1999 (the "Effective Date"), by and between PRICELINE.COM INCORPORATED, a Delaware corporation ("Priceline"), and PRICELINE WEBHOUSE CLUB, INC., a Delaware corporation ("WebHouse") (each, a "Party," and collectively, the "Parties"),

                              W I T N E S S E T H :

            WHEREAS, Priceline is an Internet-based company with significant name recognition of its trademarked "priceline" name and patented "demand collection system" for selling products over the Internet;

            WHEREAS, Walker Digital, LLC ("Walker Digital") is a research and development company containing certain trade secrets, know-how and other intellectual property;

            WHEREAS, in connection with the establishment of WebHouse's business of the sale of retail products in a "name your price" format over the Internet,
(i) Walker Digital is (A) contributing certain know-how and other assets and liabilities used in or incurred during the initial development of WebHouse's business, pursuant to an asset contribution agreement dated as of the date hereof between Walker Digital and WebHouse (the "Asset Contribution Agreement") and (B) licensing certain intellectual property pursuant to a license agreement between Walker Digital and Priceline dated as of the date hereof, which intellectual property shall in turn be sublicensed by Priceline to WebHouse,
(ii) Walker Digital Corporation, a research and development company, is contributing certain employees to WebHouse under the Asset Contribution Agreement, and (iii) Priceline is (A) licensing and sublicensing, as applicable, the use of the "priceline" name, certain patent rights and other intellectual property rights for use in connection with WebHouse's business, pursuant to an intellectual property license agreement between Priceline and WebHouse dated as of the date hereof (the "Priceline License Agreement"), (B) providing professional services, including accounting and legal services to WebHouse pursuant to a services agreement between Priceline and WebHouse dated as of the date hereof (the "Services Agreement"), and (C) providing certain marketing and technical services to WebHouse pursuant to this Agreement;

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            WHEREAS, in consideration for the cash and the assets it has contributed pursuant to the Asset Contribution Agreement, Walker Digital is receiving a promissory note in the amount of $14,592,185.60, payable on April 26, 2000;

            WHEREAS, in consideration of their cash contributions, Walker Digital and certain other investors (the "Investors") are receiving a total of 23,500,000 shares of WebHouse's common stock, par value $.01 per share (the "Common Stock"), pursuant to the subscription agreement (the "Subscription Agreement") dated as of the date hereof between WebHouse and the Investors;

            WHEREAS, in consideration for its execution and deliveries pursuant to the Priceline License Agreement, Priceline is receiving a warrant to purchase under certain circumstances up to 137.5 million shares of Common Stock pursuant to an agreement between Priceline and WebHouse dated as of the date hereof (the "Priceline Warrant") and has certain rights to participate in WebHouse's corporate governance;

            WHEREAS, in connection with the establishment of WebHouse, Priceline is agreeing, pursuant to the Services Agreement and this Agreement, to provide services to and to coordinate marketing activities with WebHouse in exchange for arm's-length consideration; and

            WHEREAS, subsequent to the date of this Agreement, Priceline shall, for a period of time, provide or cause to be provided to WebHouse certain marketing and technical services with respect to WebHouse's business.

            NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. General. As used herein, the following terms shall have the following meanings:

            "Affiliate" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such specified Person.

            "Agreement" shall have the meaning set forth in the preamble.

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            "Asset Contribution Agreement" shall have the meaning set forth in the recitals.

            "Buyer-Driven Commerce" shall mean any commerce system or process that permits a prospective buyer to fix the terms and conditions, including price, on which such buyer is willing to purchase a particular product or service, with such offer being guaranteed or otherwise secured by the buyer should a seller of the product or service accept the terms of the buyer's offer.

            "Change of Control" shall mean and shall be deemed to occur if: (a) upon the exercise of the Warrant in full, Priceline would not beneficially own or retain, directly or indirectly, more than 50% of the WebHouse Voting Interests; (b) WebHouse shall sell, assign, or otherwise transfer all or substantially all of its assets to any Person other than Priceline or an Affiliate thereof; or (c) during any consecutive two (2) year period, individuals who at the beginning of such period constituted the Board of Directors of WebHouse (together with any new directors whose election by the Board of Directors of WebHouse or whose nomination for election by the stockholders of WebHouse was approved by a vote of the majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of Priceline) to constitute a majority of the Board of Directors of WebHouse then in office.

            "Common Stock" shall have the meaning set forth in the recitals.

            "Confidential Information" shall have the meaning set forth in
Section 6.01.

            "Control" (including the terms "Controlled by" and "under common Control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

            "Cooperative Marketing Services" shall have the meaning set forth in
Section 2.03.

            "Effective Date" shall have the meaning set forth in the preamble.

            "Investors" shall have the meaning set forth in the recitals.

            "Party" or "Parties" shall have the meaning set forth in the preamble.


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            "Person" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, incorporated organization, governmental authority or any other form of entity.

            "Priceline" shall have the meaning set forth in the preamble.

            "Priceline License Agreement" shall have the meaning set forth in the recitals.

            "Priceline Warrant" shall have the meaning set forth in the Recitals.

            "Primary Marketing Services" shall mean services related to the promotion and advertisement of WebHouse's business independent of Priceline's business.

            "Services" shall mean Shared Technology Infrastructure Services, Technology Development Services, Cooperative Marketing Services and Primary Marketing Services.

            "Shared Technology Infrastructure Services" shall have the meaning set forth in Section 2.01.

            "Subscription Agreement" shall have the meaning set forth in the recitals.

            "Technology Development Services" shall mean services related to the design and development of hardware and software related to WebHouse's business.

            "Term" shall have the meaning set forth in Section 4.01.

            "Voting Interest" of WebHouse means one Share of Common Stock and any other share or unit of Capital Stock issued by WebHouse, the holders of which are ordinarily, in the absence of contingencies, entitled to one vote in the election of WebHouse's directors (or Persons performing similar functions), or the approval of its management and policies, even if the right to vote has been suspended by the occurrence of a contingency.

            "Warrant" shall mean Priceline's warrant to purchase shares of WebHouse under the Priceline Warrant.

            "WebHouse" shall have the meaning set forth in the preamble.

                                  ARTICLE II


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                                  THE SERVICES

            SECTION 2.01 Provision of Technical Services. Subject to the terms and conditions of this Agreement and in accordance with the standards of performance set forth in Section 2.02, Priceline shall provide to WebHouse the Shared Technology Infrastructure Services specified in Schedule 1 hereto (the "Shared Technology Infrastructure Services") during the Term. During the Term, the Parties agree to share certain hardware and software systems and cooperate regarding the purchase of other hardware and software systems in connection with the provision of Shared Technology Infrastructure Services by Priceline to WebHouse.

            (b) Subject to the terms and conditions of this Agreement and in accordance with the standards of performance set forth in Section 2.02, Priceline shall provide to WebHouse Technology Development Services during the period beginning on the Effective date and ending on March 31, 2000. Upon mutual agreement between the Parties, the Parties may agree to extend the period within which Priceline shall provide Technology Development Services beyond March 31, 2000, pursuant to Section 2.04.

            SECTION 2.02. Standard of Performance. Priceline agrees to provide or cause to be provided to WebHouse the Shared Technology Infrastructure Services and the Technology Development Services in substantially the same manner and at substantially the same levels as such activities are conducted for Priceline's own benefit (including, without limitation, by performing all necessary maintenance of systems and infrastructure used in providing the Shared Technology Infrastructure Services and the Technology Development Services).

            SECTION 2.03. Marketing Services. Subject to the terms and conditions of this Agreement, Priceline and WebHouse shall cooperate in good faith to conduct marketing activities in respect of co-branding and co-positioning of the Parties' respective services, during the Term (the "Cooperative Marketing Services"). The companies shall develop and implement brand recognition and awareness strategies and campaigns which integrate and associate the Priceline name with WebHouse and its business. In furtherance of these objectives, Priceline shall, inter alia, list or name WebHouse and the goods and services offered by WebHouse in any advertising media wherein other Priceline services or affiliates are listed or named.

            (b) Subject to the terms and conditions of this Agreement, Priceline shall provide to WebHouse Primary Marketing Services during the period beginning on the Effective date and ending on March 31, 2000. Upon mutual agreement between the Parties, the Parties may agree to extend the period within which Priceline shall provide Primary Marketing Services beyond March 31, 2000, pursuant to Section 2.04.


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            SECTION 2.04. Changes. WebHouse may request the provision of additional Shared Technology Infrastructure Services, Technology Development Services, Cooperative Marketing Services, Primary Marketing Services or new services which were not previously requested and may request the cessation of specific Services then being provided. In such case, the parties shall negotiate in good faith whether and on what terms Priceline shall provide (if at all) any additional Services.

            SECTION 2.05. Cooperation and Access. (a) Each of the Parties hereto agrees to fully cooperate in good faith with the other in connection with the Services provided under this Agreement and matters related to or arising hereunder, including, without limitation, Priceline's cooperation with WebHouse to enable WebHouse to establish its own infrastructure to perform the Technical Services itself, independently of Priceline.

            (b) WebHouse shall permit Priceline and its employees and agents access during regular business hours (or otherwise upon reasonable prior notice) to such data and personnel designated by WebHouse as involved in receiving or overseeing the Technical Services as reasonably requested by Priceline to facilitate Priceline's performance of this Agreement. Priceline shall permit WebHouse and its employees and agents access during regular business hours (or otherwise upon reasonable prior notice) to individuals responsible for the Technical Services and shall provide WebHouse with such data and records as WebHouse may reasonably request for the purposes of allowing WebHouse to exercise general oversight and to monitor the performance of the Technical Services.

            (c) WebHouse shall be entitled to have access at all reasonable times and on reasonable notice to the premises and records of Priceline (insofar as such records relate to the business of WebHouse) and any agent or Affiliate providing the Technical Services hereunder (including any individual responsible for providing the Services) for purposes of verifying the accuracy of charges for Services rendered hereunder and to verify the proper performance of Services by Priceline.

            (d) Each party agrees to make available any of its employees whose assistance, testimony or presence is necessary to assist the other party in evaluating or defending any claims, including the presence of such persons as witnesses in hearings or trials for such purpose; provided that the party requiring such assistance shall reimburse the party providing such assistance (or the employee) for any direct out-of-pocket costs in connection with such employee's assistance, testimony or presence, promptly following receipt of appropriate documentation of such out-of-pocket costs.

            (e) Each party shall cooperate with and assist the other party in obtaining any third-party consents necessary for the performance of the Technical Services hereunder, including, without limitation, any required consent under any software license or real property


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lease. The costs and expenses of obtaining any such consents shall be borne equally by the parties. In the event that the parties are unable to obtain any required consent they shall negotiate in good faith reasonable modifications of the Services such that such consents are not required.

                                   ARTICLE III

                                      FEES

            SECTION 3.01 Fees. (a) Cooperative Marketing Services Fees: As of the Effective Date, the amount of compensation and specific Cooperative Marketing Services to be provided shall be negotiated in good faith quarterly in advance of such succeeding quarter. The amount of compensation shall be based on the fair market value of such Cooperative Marketing Services. In the event the parties are unable to agree on the amount of compensation or the specific Cooperative Marketing Services to be provided for any given quarter, the compensation shall equal the amount agreed in the immediately preceding quarter plus [**]% and the Cooperative Marketing Services provided shall be the same Cooperative Marketing Services provided the previous quarter. The compensation paid by WebHouse for Cooperative Marketing Services shall not exceed [**]% of Priceline's total quarterly advertising and marketing related expenditures.

            (b) Primary Marketing Services Fees. On or before December 31, 1999, WebHouse shall pay Priceline $[**] as compensation for past Primary Marketing Services and for Primary Marketing Services to be performed through December 31, 1999. On or before March 31, 2000, WebHouse shall pay Priceline $[**] as compensation for Primary Marketing Services to be performed through March 31, 1999. Thereafter, WebHouse shall not be obligated to pay Priceline any compensation for Primary Marketing Services unless the Parties agree upon the provision of additional Primary Marketing Services pursuant to Sections 2.03(b) and 2.04. In the event that the Parties agree that Priceline shall provide such additional Primary Marketing Services, the Parties shall negotiate in good faith quarterly in advance of such succeeding quarter the amount of compensation to be paid by WebHouse to Priceline as compensation for such additional Primary Marketing Services. Such compensation shall be based on the fair market value of such additional Primary Marketing Services.

            (c) Shared Technology Infrastructure Services Fees: On or before December 31, 1999, WebHouse shall pay Priceline $[**] as compensation for past Shared Technology Infrastructure Services and for Shared Technology Infrastructure Services to be performed through December 31, 1999. Thereafter, the amount of compensation and specific Shared Technology Infrastructure Services to be provided shall be negotiated in good faith quarterly in advance of such succeeding quarter. The amount of compensation shall be based on the fair market value of such Shared Technology Infrastructure Services and the unamortized value of


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any capitalized assets (as determined in accordance with generally accepted accounting principles consistently applied by Priceline) acquired by Priceline that are directly related to and required for Priceline's provision of Shared Technology Infrastructure Services. In the event the parties are unable to agree on the amount of compensation or the specific Technical Services to be provided for any given quarter, the compensation shall equal the amount agreed in the immediately preceding quarter plus [**]% and the Shared Technology Infrastructure Services provided shall be the same Shared Technology Infrastructure Services provided the previous quarter. In the event the parties are unable to agree on the amount of compensation or Shared Technology Infrastructure Services for the first quarter of the year 2000, the compensation shall be $[**] and the Shared Technology Infrastructure Services shall be the same Shared Technology Infrastructure Services provided during 1999. Any hardware or software purchased or developed by Priceline for the exclusive use of WebHouse shall be billed to WebHouse at Priceline's cost and shall be owned exclusively by WebHouse.

            (d) Technical Development Services Fees. On or before December 31, 1999, WebHouse shall pay Priceline $[**] as compensation for past Technical Development Services and for Technical Development Services to be performed through December 31, 1999. On or before March 31, 2000, WebHouse shall pay Priceline $[**] as compensation for Technical Development Services to be performed through March 31, 2000. Thereafter, WebHouse shall not be obligated to pay Priceline any compensation for Technical Development Services unless the Parties agree upon the provision of additional Technical Development Services pursuant to Sections 2.01(b) and 2.04. In the event that the Parties agree that Priceline shall provide such additional Technical Development Services, the Parties shall negotiate in good faith quarterly in advance of such succeeding quarter the amount of compensation to be paid by WebHouse to Priceline as compensation for such additional Technical Development Services. Such compensation shall be based on the fair market value of such additional Technical Development Services.

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                                   ARTICLE IV

                              TERM AND TERMINATION

            SECTION 4.01. Term. Unless earlier terminated under the terms of this Agreement, the Term of this Agreement (the "Term") shall commence on the Effective Date and continue for a period of 12 months and shall automatically continue for successive one-year terms thereafter until terminated by either party effective at the end of such initial 12-month term or the then current one-year term, in each case on written notice given at least 18 months prior to the end of such initial 12-month term or the then current one-year term; provided that, unless the parties otherwise agree in writing, the term of this Agreement shall not extend beyond the termination of the trademark license granted under Section 2.02 of the Priceline License Agreement.

            SECTION 4.02. Termination. Priceline shall continue to make each Service available through the end of the Term or, if earlier, until canceled by WebHouse by written notice to Priceline. Notwithstanding the foregoing, this Agreement (and the obligation to provide any Services) may be terminated:

            (a) by WebHouse, at any time upon ninety (90) days written notice to Priceline;

            (b)   by mutual agreement of Priceline and WebHouse;

            (c) by Priceline, at any time, not less than 90 days after delivery of notice to WebHouse, in the event that WebHouse shall have defaulted on or breached any material term of this Agreement and shall not have cured such breach within 60 days after receiving notice from Priceline specifying the nature of such default or breach;

            (d) by WebHouse, at any time, not less than 90 days after delivery of notice to Priceline, in the event that Priceline shall have defaulted on or breached any material term of this Agreement and shall not have cured such breach within 60 days after receiving notice from WebHouse specifying the nature of such default or breach;

            (e) by either party, immediately upon delivery of notice to the other party, in the event that such other party (i) requires a composition or other similar arrangement with creditors, files for bankruptcy or is declared bankrupt or (ii) shall have assigned or transferred to any third party any of its rights or obligations hereunder except in accordance with
      Section 7.07; or

            (f) by Priceline, at any time, following the expiration of the Warrant.


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            SECTION 4.03. Payments Upon Termination. In the event that, upon termination of this Agreement, any capitalized assets acquired by Priceline that were directly related to and required for Priceline's provision of Shared Technology Infrastructure Services retain any unamortized value (as determined in accordance with generally accepted accounting principles consistently applied by Priceline), WebHouse shall continue to pay Priceline compensation for Shared Technology Infrastructure Services quarterly until the value of such capitalized assets has been completely amortized.

                                    ARTICLE V

                                 RESPONSIBILITY

            SECTION 5.01. Relationship of the Parties. Nothing in this Agreement shall be construed as (a) an assumption by Priceline of any obligation to maintain or increase the sales or profits of WebHouse or otherwise to assume responsibility for WebHouse's operations; (b) an assumption by Priceline of any financial obligation of WebHouse; (c) the creation of any relationship of employment or agency between WebHouse and employees or consultants of Priceline, its subsidiaries or associated companies; (d) an assumption by Priceline of any responsibility for the work performed by outside suppliers employed by WebHouse at the suggestion or recommendation of Priceline; or (e) the delegation of any function or authority of WebHouse to Priceline. In all matters relating to this Agreement, each Party hereto shall be solely responsible for the acts of its own employees, and employees of one Party shall not be considered employees of the other Party. Except as specifically permitted by this Agreement, no Party hereto or any of its employees shall have any authority to negotiate, enter into any contract or incur any obligation, on behalf of the other Party. The Parties hereto are independent contractors and neither Party is an employee, partner or joint venturer of the other.

            SECTION 5.02. Limitation of Liability. Priceline MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER. Priceline shall have no liability for any losses or damages that WebHouse may incur as a result of the provision or non-provision of Services except to the extent caused by the gross negligence or wilful misconduct of such person. In no event shall Priceline, its officers, directors, employees, agents, independent contractors, affiliates and stockholders be liable for any consequential or special damages suffered by WebHouse as a result of any representations, actions or inactions by any person or entity in respect of its obligations hereunder.

                                   ARTICLE VI

                                 CONFIDENTIALITY


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            SECTION 6.01. Confidentiality. WebHouse will receive or learn from
Priceline, and Priceline's parents, subsidiaries and Affiliates, and Priceline will learn from WebHouse, information, both orally and in writing, concerning the business of Priceline or WebHouse, respectively, including, without limitation, financial, technical and marketing information, data, information related to the development of technology and services, trade secrets, technology, plans, methods, processes, specifications, models, protocols, techniques, research projects, information management systems and software, whether protectable by patent, copyright or other statutory means, relating to WebHouse's and Priceline's business, as the case may be, and which information is deemed, in the case of WebHouse, proprietary to WebHouse and, in the case of Priceline, proprietary to Priceline. Both Parties hereby agree, as set forth below, to protect such information, whether furnished before, on or after the date of this Agreement, as it protects its own similar confidential information, but never less than commercially reasonable efforts, and not to disclose such information to anyone except as otherwise provided for in this Agreement. Such information, in whole or in part, together with analyses, compilations, programs, reports, proposals, studies or any other documentation prepared by the Parties, as the case may be, which contains or otherwise reflects or makes reference to such information, is hereinafter referred to as "Confidential Information". Both Parties hereby agree that the Confidential Information will be used solely for the purpose of this Agreement and not for any other purpose. Both Parties further agree that any Confidential Information pertaining to the other Party is the sole and exclusive property of such other Party, and that the receiving Party shall not have any right, title, or interest in or to such Confidential Information except as expressly provided in this Agreement. Both Parties further agree to hold in the strictest confidence and not to disclose to anyone for any reason Confidential Information pertaining to the other Party; provided that

            (a) such Confidential Information may be disclosed to the receiving Party's respective officers, directors, employees, agents, or representatives (collectively, "Representatives") on a "need to know" basis for the purpose of this Agreement on the condition that

                  (i) each such Representative will be informed by the receiving
            Party of the confidential nature of such Confidential Information and will agree to be bound by the terms of this Agreement and not to disclose the Confidential Information to any other person and

                  (ii) both Parties agree to accept full responsibility for any breach of this Section 6.01 by their respective Representatives; and

            (b) Confidential Information pertaining to the other Party may be disclosed upon the prior written consent of the other Party.


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Both Parties hereby agree, upon the request of the other Party, to promptly deliver to the other Party, at its own cost, the Confidential Information pertaining to such other Party, without retaining any copies thereof.

            SECTION 6.02. Non-Confidential Information. The term "Confidential Information" shall not include any information: (a) which at the time of disclosure or thereafter is generally available to or known by the public (other than as a result of a disclosure directly or indirectly by the receiving Party);
(b) is independently developed by the receiving Party, without reference to or use of, the Confidential Information of the other Party; (c) was known by the receiving Party as of the time of disclosure without breach of confidentiality;
(d) is lawfully learned from a third party not under obligation to the disclosing Party; or (e) is required to be disclosed pursuant to a subpoena, court order or other legal process, whereupon the receiving Party shall provide prompt written notice to the other Party prior to such disclosure.

                                   ARTICLE VII

                                  MISCELLANEOUS

            SECTION 7.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

            SECTION 7.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.02):

            (a)   if to Priceline:

                  priceline.com Incorporated
                  Five High Ridge Park
                  Stamford, CT 06905
                  Telecopy No.: (203) 595-8345
                  Attention: Melissa Taub

            (b)   if to WebHouse:


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                  Priceline WebHouse Club, Inc.
                  One High Ridge Park
                  Stanford, CT 06905
                  Telecopy No.: (203) 595-8305
                  Attention: Anne Maffei

            SECTION 7.03. Public Announcements. Except as required by law, governmental regulation or by the requirements of any securities exchange on which the securities of a Party hereto are listed, no Party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or otherwise communicate with any news media without the prior written consent of the other Party, and the Parties shall cooperate as to the timing and contents of any such press release or public announcement.

            SECTION 7.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 7.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            SECTION 7.06. Entire Agreement. This Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

            SECTION 7.07. Assignment. This Agreement shall not be assigned without the express written consent of the Parties (which consent may be granted or withheld in the sole discretion of any Party) except that this Agreement may be assigned, without consent, in connection with the sale of a Party's entire business whether such is a sale of all or substantially all of such Party's assets, a merger or a stock sale. This Agreement shall inure to the benefit of, and be binding upon, the successors of the Parties hereto and the assignees of the Parties hereto, provided such assignment was in compliance with the terms hereof.

            SECTION 7.08. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their permitted assigns and nothing


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herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            SECTION 7.09. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the Parties.

            SECTION 7.10. Governing Law. This Agreement shall be governed by the laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement may be heard and determined in any New York State or federal court sitting in the City of New York, County of Manhattan, and the Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive any defense of an inconvenient forum to the maintenance of any such action or proceeding.

            SECTION 7.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this
Section 7.11; provided that receipt of copies of such counterparts is confirmed.

            SECTION 7.12. Specific Performance. The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

            SECTION 7.13. Waiver of Jury Trial. Each of the Parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby and for any counterclaim therein.


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                                       14

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized signatories thereunto duly authorized as of the date first above written.

                                          PRICELINE.COM INCORPORATED

                                          By: _________________________________
                                              Name:
                                              Title:


                                          PRICELINE WEBHOUSE CLUB, INC.

                                          By: _________________________________
                                              Name:
                                              Title:


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

                                   SCHEDULE 1

                               TECHNICAL SERVICES

      1. Clarus Accounting System: A system that provides accounts payable, accounts receivable, general ledger processing, budgeting and reporting, including shared network connections.

      2. MIS Data Warehousing: Shared database server and database environment. Priceline WebHouse Club will have separate database layouts for its operational database and data warehouse on the shared server, including shared network connections.

      3. Brio Reporting Software: Shared BRIO software engine, server, and network. Priceline WebHouse will have separate BRIO reports specific to its business on the server, including shared network connections.

      4. Informatica ETL: Shared tool used to transform data from operational MIS database to data warehouse.

      5. Oracle Database Servers: Three production database servers, each with a shared Oracle database engine, will be shared, including shared network connections.

      6. Shareplex Software: Software that copies data between the primary and secondary production databases, including shared network connections.

      7. Silknet Software: Software and servers that provide application for call center operations, including shared network connections.

      8. Kana Software: Software and servers that provide e-mail management for call center operations, including shared network connections.

      9. Paylinx: Software and servers that provide interface to Paymentech for credit card authorization, including shared network connections.

      10. Networking Infrastructure: Networking hardware and software including servers routers and related service fees.


[**]=Confidential Treatment requested for redacted portion